Exhibit (a)(xiii) under Form N-1A

                                          Exhibit (3)(i) under Item 601/Reg. S-K



                                        Riggs Funds

                                      Amendment No. 12

                                to the Declaration of Trust

                                    dated April 1, 1991

            THIS Declaration of Trust is amended as follows:

     Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

      "Section 5.  Establishment and Designation of Series or Class.

     Without  limiting  the  authority of the Trustees set forth in Article XII,
Section 8, inter alia, to establish and designate any additional Series or Class, or to modify the rights and preferences of any existing Series or Class the Series and Classes of the Trust are established and designated as:

                                      Riggs Bond Fund

                                       Class R Shares

                           Riggs Intermediate Tax-Free Bond Fund

                                       Class R Shares

                               Riggs Prime Money Market Fund

                                       Class R Shares

                                       Class Y Shares

                            Riggs Short Term Tax-Free Bond Fund

                                       Class R Shares

                               Riggs Small Company Stock Fund

                                       Class R Shares

                                       Class Y Shares

                                      Riggs Stock Fund

                                       Class R Shares

                                       Class Y Shares

                           Riggs U.S. Government Securities Fund

                                       Class R Shares

                                       Class Y Shares

                           Riggs U.S. Treasury Money Market Fund

                                       Class R Shares

                                       Class Y Shares


     The undersigned hereby certify that the above-stated amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 13th day of February, 2003.

            WITNESS the due execution hereof this 13th day of February, 2003.



/s/ John F. Donahue                 /s/ Lawrence D. Ellis, M.D.

John F. Donahue                     Lawrence D. Ellis, M.D.



/s/ Thomas G. Bigley                /s/ Peter E. Madden

Thomas G. Bigley                    Peter E. Madden



/s/ John T. Conroy, Jr.             /s/ Charles F. Mansfield, Jr.

John T. Conroy, Jr.                 Charles F. Mansfield, Jr.



/s/ Nicholas P. Constantakis        /s/ John E. Murray, Jr.

Nicholas P. Constantakis            John E. Murray, Jr.



/s/ John F. Cunningham              /s/ Marjorie P. Smuts

John F. Cunningham                  Marjorie P. Smuts



/s/ J. Christopher Donahue          /s/ John S. Walsh

J. Christopher Donahue              John S. Walsh